Exhibit 32.2

CERTIFICATION

I, John A. Feenan, in connection with the Annual Report of H.B. Fuller Company on Form 10-K for the fiscal year ended November 27, 2004 (the “Report”), hereby certify that:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: February 25, 2005

/s/ John A. Feenan
John A. Feenan
Senior Vice President and Chief Financial Officer